                                  EXHIBIT 10.3


                      SERVICE SCHEDULE INTERNET ADVANTAGE
                          CONNECTION SERVICES BETWEEN
                                  GTE AND MSI


                               DATED MAY 29, 1998.

[GTE INTERNETWORKING LOGO]                                      Service Schedule
                                                   Internet Advantage Connection
                                                                        Services
                                                             Rev. April 14, 1999

This Service Schedule is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement"). The terms and conditions of the Master Agreement are incorporated herein by reference.

1. Covered Services. We will provide you with the version of Internet Advantage(sm) Connection Service ("IA Service") indicated in the Service Quotation ("Quotation"). The Service Period and fees for the IA Service are described in the Quotation. Our commencement of providing IA Service to you as described in the Quotation shall constitute our acceptance of this Service Schedule.

2. Service Description. IA Service provides you with dedicated access to the Internet. Further details of the IA Service are set forth in the Service Description for the version of the IA Services you have selected, as indicated on the attached Quotation. Service Descriptions are available from your GTE sales representative.

3. Service Level Guarantee and Limited Remedy. We are committed to providing you with reliable, high quality Services, and we offer certain assurances about the quality of Services ("Service Level Guarantee"). A description of the current Service Level Guarantee is available on our Web sit at http://www.bbn.com/products/access/guarantee.htm or from your GTE Internetworking sales representative. We reserve the right to change, amend or revise the Service Level Guarantees at any time. In the event of any change in the Service Level Guarantee, your warranties and/or remedies any change.
The warranties and/or remedies described in the then-current Service Level Guarantee for the applicable Service are your sole remedies under the Agreement. THIS SERVICE LEVEL GUARANTEE IS THE SOLE AND EXCLUSIVE REMEDY FOR FAILURE OR DEFECT OF IA SERVICE.

4. Renewal. We encourage you to contact us by sending an inquiry via email to: renew@bbnpIAnet.com prior to the expiration of the then-current Service Period to renew the IA Service for an additional term of one year or greater. If the Service Period expires before it has been proposed in writing, then we may continue to provide you with the IA Service on a month-to-month basis, at 105% of our then-current undiscounted list prices, until the Service Period has been renewed in writing.

5. Service Cancellation You may cancel the IA Service at any time by providing 60 days prior written notice via email to: cancel@bbnpIAnet.com. If you cancel during a Service Period, you agree to pay as (a) all IA Service fees accrued as of the cancellation date and (b) an early cancelation fee in an amount equal to 50% of IA Service fees due for the canceled portion of the Service Period. You are responsible in all events for any telephone company circuit cancellation charges incurred by us as a result of your cancellation. If you elect IA Service with flexible pricing, the cancellation fees shall be calculated based upon the applicable price for the lowest IA Service usage band.

6. Domain Name Fees. All fees associated with domain name registration and periodic maintenance of domain names are your responsibility and will be billed directly to you by InterNIC. Such fees are not included in the prices for the IA Service.

7. Software We Provide. In the event we provide any software to you in connection with IA Service, we grant you a personal, non-exclusive, non-transferable license for the duration of the Service Period, to use such software in object code form only, on hardware provided by us, for the sole purpose of enabling you to use the IA Service. You acknowledge that the software is copyrighted, that title to such software remains with us and our suppliers, if any, and that the content and design of such software are valuable trade secrets. You are authorized to make one copy of the Software for backup purposes only. You agree not to (a) disclose or make available to third parties any potion of such software without our advance written permission; (b) further copy or duplicate such software; (c) reverse engineer, decompile or disassemble such software; (d) make derivative works from such software, or (e) modify such software. YOU ACKNOWLEDGE THAT OUR THIRD PARTY SOFTWARE SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

8. IP Addresses. Upon expiration, cancellation or termination of the Agreement or applicable Schedule, you shall relinquish any IP addresses or address blocks assigned to you by us.

9. Return of Equipment and Software. Upon termination or expiration of the Service Period (unless extended by the parties), you agree to return to us all hardware and software (other than hardware and software which you have purchased from us) which we have provided to you in connection with the IA Service. In the event such hardware and software is not returned to us within 30 days following such termination or expiration, we will charge you the undepreciated list price of the unreturned hardware and software, in addition to all applicable late return fees.

10. Acceptable Use. You agree to use the IA Service in accordance with our acceptable use policy. Our current acceptable use policy is published on our web site at http://www.bbn.com/nup/.

Please sign below to indicate your understanding and acceptance of the terms of this Service Schedule.

Customer (Type or Print Full Company Name): Micro-Media Solution, Inc.
                                           --------------------------------

Signature: /s/ MITCHELL C. KETTRICK V.P.   Date:   5-29-98
           -----------------------------         --------------------------
Print Name: Mitchell C. Kettrick V.P.      Title: Vice-President
           -----------------------------         --------------------------

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                           [GTE INTERNETWORKING LOGO]


                   SERVICE QUOTATION FOR MICRO-MEDIA SOLUTIONS
--------------------------------------------------------------------------------

TO: Jose Chavez                     Quote Date:     May 29, 1998
    Micro-Media Solutions           Quote Valid To:
    501 Waller                      Quote Number:   38561.9719.1
    Austin, TX 78702                Service Level:  Internet Advantage 5.1, Flex
                                                    Multi-T1 Gold
    USA

Service Period (please check one as applicable):

[ ]  1 Year                   [ ] 2 Years                   [X] 3 Years

The Service Period shall commence upon the provisioning by BBN Corporation, a subsidiary of GTE Internetworking Incorporated ("we", "our", or "us"), to you of the services listed on this Service Quotation.


RECURRING FEES (1 YEAR CONTRACT)                  LIST PRICE     DISCOUNT        MONTHLY         ANNUAL
--------------------------------                  ----------     --------       ---------      ----------
Gold Multi-T1 Service Fee - Usage at 1 Mbps       $3,200.00        25.0%        $2,400.00      $28,800.00
Cisco 4700-M w/4 Serial, Gold Option                                            $    0.00      $     0.00
Multi-T1 Packaging Kit Gold Surcharge             $  100.00        25.0%        $   75.00      $   900.00
Fast Eth I/F Cisco4xDO-M GoldScharge              $  140.00        25.0%        $  106.00      $ 1,260.00
Leased Circuit Monthly Recurring                                                $    0.00      $     0.00
Leased Circuit Monthly Recurring                                                $    0.00      $     0.00
                                                                                ---------      ----------
                                                                                $2,580.00      $30,960.00

ONE-TIME PASS                                     LIST PRICE     DISCOUNT       ONE-TIME
-------------                                     ----------     --------       ---------
Activation, 2xT1                                  $3,000.00        95.7%        $  100.00
Telco Extended Demarcation                        $  150.00       100.0%        $    0.00
Leased Circuit Installation Fee                                                 $    0.00
Leased Circuit Installation Fee                                                 $    0.00
                                                                                ---------
                                                                                $  100.00

Internet Advantage v5.1 Connection Service is a comprehensive, fully-managed offering for customers who view the Internet as a strategic resource and require a high level of reliability, quality, and performance to use the Internet as a vehicle for collaboration and commerce.

Internet Advantage Gold Connection Service is monitored and maintained by GTE Internetworking 24 hours a day, 365 days a year by experienced operators, technicians, and analysts, and includes the following at no additional charge:

-Customer Premises Equipment (CPE), provided by us, and associated Advanced Replacement Next Business Day maintenance. Surcharge may be applicable for additional and/or optional CPE, depending upon your selection of hardware. Gold Service customers may also purchase on-site hardware maintenance support for an additional charge.

-GTE monitoring and configuration management of customer premises equipment.

-Domain Name Service (DNS): Primary and secondary DNS are provided for up to 10 domains and 100 kilobytes of associated zone data file storage. We will register up to 10 domain names for you with InterNIC. Fees for initial registration and on-going maintenance fees for each domain name will be billed to you directly by InterNIC.

[GTE INTERNETWORKING LOGO]



                  SERVICE QUOTATION FOR MICRO-MEDIA SOLUTIONS
--------------------------------------------------------------------------------

TO:  Jose Chavez                        Quote Date:      May 29, 1998
     Micro-Media Solutions              Quote Valid To:
     501 Waller                         Quote Number:    38581.9719.1
     Austin, TX 78702                   Service Level:   Internet Advantage 5.1,
     USA                                                 Flex Mul

Up to 8 Mbps   $14,200
Over 8 Mbps    $15,700

All invoices are payable net 30 days. Applicable taxes will be additional.

This Service Quotation is applicable only for version 5.1 of Internet Advantage Connection Service. This Service Quotation does not entitle you to any future versions or releases of such service that we may make available during the Service Period unless separately agreed to in writing by the parties.

[GTE LOGO]





                  SERVICE QUOTATION FOR MICRO-MEDIA SOLUTIONS
--------------------------------------------------------------------------------

To: Jose Chavez                        Quote Date:     May 29, 1998
    Micro-Media Solutions              Quote Valid To:
    501 Waller                         Quote Number:   38561.9718.1
    Austin, TX 78702                   Service Level:  Internet Advantage 5.1,
    USA                                                   Flex Mul


Additional Terms:

(a) The Service Quotation and all services that may be provided pursuant to this Service Quotation are subject to the terms and conditions of (a) the Master Agreement for Internetworking Services or the Master Agreement for Internet Services or Internet Services and Products Master Agreement previously signed by you (or, if you have not signed such a Master Agreement, the terms and conditions of the current Master Agreement for Internetworking Services), and (b) the Service Schedule for the applicable services you are purchasing as indicated in this Service Quotation.

(b) Final acceptance of this Service Quotation by us is subject to credit check approval, and confirmation of a valid Master Agreement and Service Schedule signed by Customer.

(c) Any terms and conditions (including but not limited to those contained in a purchase order issued by Customer) which are different from or in addition to the terms and conditions contained in this Service Quotation, the applicable Master Agreement, and/or the applicable Service Schedule(s) signed by Customer, shall not be binding on us unless expressly accepted in writing, herein or otherwise, by our authorized representative, and we hereby object to and reject all terms and conditions not so accepted.



     Customer (Type or Print Full Name): Micro-Media Solutions, Inc.
                                         ---------------------------------------

     Signature:  /s/Mitchell Kettrick, V.P.          Date:        5-28-98
                 --------------------------------          ---------------------

     Print Name: Mitchell Kettrick, V.P.             Title:    Vice-President
                 --------------------------------          ---------------------



Purchase orders should be made out to:
             GTE Internetworking
             Attention: Glenn Birk
             1950 Stemmons Freeway
             Suite 2032
             Dallas, TX 75207



Should you have questions about this quotation, please contact Glenn Birk at 214-800-5814, E-mail: gbirk@bbnplanet.com